Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
November 21, 2024	Main Fax +1 312 701 7711 www.mayerbrown.com

Capital One Auto Receivables, LLC

1600 Capital One Drive

Room 27907B

McLean, Virginia 22102

Re:	Capital One Auto Receivables, LLC

Registration Statement on Form SF-3 (No. 333-260710)

Ladies and Gentlemen:

We have acted as special counsel to Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) and the offering of Class A-2a, Class A-2b, Class A-3 and Class A-4 Auto Loan Asset Backed Notes (collectively, the “Offered Notes”), in each case, in the initial principal amount specified in the final prospectus dated November 19, 2024 (the “Prospectus”), which Prospectus has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Offered Notes and the other notes described in the Prospectus (collectively with the Offered Notes, the “Notes”) will be issued by Capital One Prime Auto Receivables Trust 2024-1 (the “Issuer”), a trust formed by the Company pursuant to a trust agreement (as amended, restated or otherwise modified, the “Trust Agreement”) between the Company and BNY Mellon Trust of Delaware, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus and the underwriting agreement and current drafts of the Trust Agreement, the Indenture (including the form of Notes included as an exhibit thereto), the sale agreement, the purchase agreement, the servicing agreement, the administration agreement and the asset representations agreement (collectively, the “Operative Documents”). Terms used herein without definitions have the meanings given to such terms in the Prospectus.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian law partnership).

MAYER BROWN LLP

Capital One Auto Receivables, LLC

Based on and subject to the foregoing, we are of the opinion that, with respect to the Offered Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Offered Notes have been duly executed and issued by the Issuer and authenticated by the Indenture Trustee, and sold by (or at the direction of) the Company and (c) payment of the agreed consideration for the Offered Notes has been received by the Issuer, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Prospectus, such Offered Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

MAYER BROWN LLP

Capital One Auto Receivables, LLC

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP